EXHIBIT 10.1
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                         EXECUTIVE EMPLOYMENT AGREEMENT


         THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is effective as of this 16th day of March, 2006 (the "Effective Date"), between ONLINE VACATION CENTER HOLDINGS CORP., a Florida corporation f/k/a Alec Bradley Cigar Corporation (the "Company"), whose principal place of business is in Broward County, Florida, with its address to be determined, and EDWARD B. RUDNER, an individual (the "Executive"), whose address is 4031 N.E. 25th Avenue, Fort Lauderdale, Florida 33308. This Agreement shall become effective upon the closing of the Share Exchange Agreement between the Company and Online Vacation Center Holdings, Inc.

         WHEREAS, the Company desires to employ the Executive as an employee of the Company, and the Executive desires to provide services to the Company; and

         WHEREAS, the Company desires to provide a plan for compensating the Executive in relation to the degree of his success in aiding the Company's business and affairs and recognizing the Executive's position of high trust and confidence;

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Executive do hereby agree as follows:

         1. Recitals. The above recitals are true, correct and are herein incorporated by reference.

         2. Employment. The Company hereby agrees to employ the Executive as the Chairman of the Board of Directors and Chief Executive Officer of the Company. The Executive hereby accepts such employment and agrees to perform pursuant to the terms and conditions hereinafter set forth.

         3. Authority and Power During Employment Period.

         a. Duties and Responsibilities. During the term of this Agreement the Executive shall serve as President and Chief Executive Officer of the Company and shall have general executive and operating supervision over the property, business and affairs of the Company, its subsidiaries and divisions, subject to the guidelines and direction of the board of directors of the Company. It is further the intention of the parties that at all times during the "Term," as hereinafter defined, of this Agreement, the Executive shall serve as a member of the Board of Directors of the Company and shall be elected and serve through the Term of the Agreement as a Director of the Company. In the event Executive shall at any time not be on the Board of Directors of the Company, it shall be presumed (if Executive so elects) that the Executive has been Terminated Other than for Cause, Death or Disability, as hereinafter defined, and Executive shall be entitled to the rights specified in Section 6.d of this Agreement.

         b. Time Devoted. Throughout the term of the Agreement, the Executive shall devote a reasonable amount of the Executive's business time and attention to the business and affairs of the Company consistent with the Executive's senior position with the Company, except for reasonable vacations and except for
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illness or incapacity, but nothing in this Agreement shall preclude the
Executive from engaging in personal business and/or serving as a member of the board of directors of other companies, charitable and community affairs, provided that such activities do not interfere with the regular performance of the Executive's duties and responsibilities under this Agreement.

         4. Term. The term of employment hereunder shall be for three (3) years (the "Term") commencing on the Effective Date as set forth above and terminating in three (3) years, unless sooner terminated under this Agreement. The Term shall automatically renew every year, i.e. the Term shall be rolling and shall never be in effect for less than three (3) years at any time while the Agreement is effective.

         5. Compensation and Benefits.

         a. Salary. The Executive shall be paid a base salary (the "Base Salary"), payable weekly, at an annual rate of no less than Three Hundred Thousand Dollars ($300,000) for the first year, with annual incremental increases of the greater of: (i) the percentage increase in the Consumer Price Index, all items, as published by the United States Department of Labor, since the Effective Time (in the case of the first annual increase) or since the most recent anniversary of the Effective Time (in the case of all subsequent annual increases), or (ii) six percent (6%) of the previous year's base salary. The Company acknowledges and agrees that Executive is owed as of the date hereof the sum of $579,990. This amount is a continuing obligation and is due to Executive irrespective of any termination hereof.

         b. Options. The Executive shall receive an initial grant of 500,000 stock options, of which 300,000 are fully vested on March 16, 2006, 100,000 will vest on March 16, 2007 and the remaining 100,000 will vest on March 16, 2008. The options shall be exercisable at a price of $1.27 per share.

         c. Performance-based Bonus. Executive shall be entitled to a performance based bonus in such amount as to be determined by the board of directors.

         d. Executive Benefits. The Executive shall be entitled to participate in all benefit programs of the Company currently existing or hereafter made available to executives and/or other salaried employees, as well as any other benefit programs including pension and other retirement plans, group life insurance, hospitalization, medical (including surgical and major medical) insurance, health and accident insurance, director and officer insurance, sick leave, salary continuation, stock option plans, vacation and holidays, cellular telephone and all related costs and expenses, long-term disability, and other fringe benefits.

         e. Vacation. During each fiscal year of the Company, the Executive shall be entitled to reasonable time and to utilize such vacation as the Executive shall determine; provided however, that the Executive shall evidence reasonable judgment with regard to appropriate vacation scheduling. Notwithstanding the foregoing, Executive shall be entitled to five (5) weeks paid vacation per year. The Executive shall be permitted to accrue vacation time



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in accordance with Company policy. Upon Termination for any reason under this
Agreement, Executive shall be fully compensated for all properly accrued and unused weeks of vacation.

         f. Business Expense Reimbursement. During the Term of employment, the Executive shall be entitled to receive proper reimbursement for all out-of-pocket expenses incurred by the Executive (in accordance with the policies and procedures established by the Company for its senior executive officers) in performing services hereunder including expenses for travel and entertainment provided the Executive provides reasonable documentation of such expenses.

         g. Automobile Expenses. Company shall pay a monthly automobile allowance of $1,500 to the Executive. So as to adequately protect the Company and Executive in the event that Executive is involved in any accident, Company agrees to maintain minimum automobile accident insurance coverage of $500,000 per accident, and $1,000,000 aggregate per year. If such insurance cannot or is not directly obtained and paid for by Company, it shall reimburse the Executive for all costs thereof.

         h. Memberships, Dues. The Company shall provide to the Executive memberships in social, charitable or religious organizations or clubs, which memberships shall be either in the name of the Executive or in the name of the Company, as determined by the Executive. Executive shall be entitled to $30,000 in reimbursements for memberships.

         i. Life Insurance. Company shall provide the Executive a universal life insurance policy with a minimum death benefit of $3,000,000. Such policy shall be owned by the Executive, or as Executive designates, with all premiums to be paid by Company during the term hereof. The beneficiary of such life insurance policy shall be designated by the Executive, although nothing contained herein shall preclude Company from obtaining any available key-man life insurance policy, if any, that would also benefit the Company upon the Executive's death. Such policy shall also be freely transferable to, or assumable by, Executive upon the expiration or earlier termination of this Agreement, for any reason, provided that Executive shall then be responsible for all future premiums due thereon. Executive agrees to reasonably cooperate with Company in the acquisition or retention of such policies, including the provision of all medically necessary information, and submission to such physical examinations or testing as may be required.

         6. Consequences of Termination of Employment.

         a. Termination as a Result of Death. In the event of the death of the Executive during the Term of this Agreement, the Executive's employment shall terminate as of the date of Executive's death. The Executive's Compensation and Benefits as provided for in Section 5 earned up to the last day of the month of the Executive's death shall be paid to the Executive's designated beneficiary, or, in the absence of such designation, to the estate or other legal representative of the Executive, and all Compensation and Benefits under Section 5 shall continue to be paid in the same manner as provided in this Section for a period of one (1) year following Termination as a Result of Death. The Company



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shall also be obligated to pay to the Executive's estate or heirs, as the case may be, such earned but unpaid bonuses from previous years. Except as set forth herein, other death benefits will be determined in accordance with the terms of the Company's benefit programs and plans. All previously held stock options, rights and awards made to the Executive shall automatically become fully vested as of the date of death.

         b. Termination as a Result of Disability.

                  i. In the event of the Executive's disability, as hereinafter defined, the Executive shall be entitled to compensation in accordance with the Company's disability compensation practice for senior executives, including any separate arrangement or policy covering the Executive, but in all events the Executive shall continue to receive the Compensation and Benefits under Section 5 of this Agreement for a period of one (1) year subsequent to Termination as a Result of Disability which shall be paid in the same manner as that preceding Termination as a Result of Disability. The Company shall be obligated to pay to the Executive all earned but unpaid bonuses from previous years. Any amounts provided for in this Section 6.b shall not be offset by other long-term disability benefits provided to the Executive by the Company.

                  ii. "Disability," for the purposes of this Agreement, shall be deemed to have occurred in the event (A) the Executive is unable by reason of sickness or accident, to perform the Executive's duties under this Agreement for an aggregate of 180 days in any twelve-month period or (B) the Executive has a guardian of the person or estate appointed by a court of competent jurisdiction. Termination as a result of Disability shall be deemed to have occurred upon the first day of the month following the determination of Disability as defined in the preceding sentence.

         Anything herein to the contrary notwithstanding, if, following a Termination as a result of Disability as provided in the preceding paragraph, the Executive becomes re-employed, whether as an Executive or a consultant to the Company, any salary, annual incentive payments or other benefits earned by the Executive from such employment shall not offset any salary continuation due to the Executive hereunder commencing with the date of re-employment.

         c. Termination by the Company for Cause.

                  i. Nothing herein shall prevent the Company from terminating Employment for "Cause," as hereinafter defined. The Executive shall continue to receive salary only for the period ending with the date of such Termination as provided in this Section 6.c, although all earned but unpaid bonuses from past years performance will continue to be paid to Executive. Any rights and benefits the Executive may have in respect of any other compensation shall be determined in accordance with the terms of such other compensation arrangements or such plans or programs.



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                  ii. "Cause" shall mean and include those actions or events specified below in subsections (A) through (D) to the extent the same occur, or the events constituting the same take place, subsequent to the date of execution of this Agreement: (A) Committing or participating in an injurious act of fraud or embezzlement against the Company; (B) engaging in a criminal enterprise involving moral turpitude; (C) conviction of an act or acts constituting a felony of a crime of violence, fraud or dishonesty under the laws of the United States or any state thereof; or (D) any assignment of this Agreement by the Executive in violation of Section 15 of this Agreement. Anything herein to the contrary notwithstanding, the employment of Executive shall not be terminable by the Company for Cause if the grounds for such termination includes (i) the result of bad judgment or poor economic results on the part of the Executive, (ii) any act or omission believed by Executive in good faith to have been in or not opposed to the interests of the Company, or (iii) any act or omission in respect of which a determination could properly be made that Executive met the applicable standard of conduct described for indemnification or reimbursement or payment of expenses under the Articles of Incorporation or Bylaws of the Company or the laws of the State of Florida or the directors' and officers' liability insurance of the Company, in each case as in effect at the time of such act or omission.

                  iii. Notwithstanding anything else contained in this Agreement, this Agreement will not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a notice of termination stating that the Executive committed one of the types of conduct set forth in this Section 6.c and specifying the particulars thereof, and the Executive shall be given a sixty (60) day period to cure such conduct, if possible.

         d. Termination by the Company Other than for Cause, Death or Disability.

                  i. The Company may terminate the Executive's employment for whatever reason it deems appropriate provided, however, that unless such termination is based on Cause, as provided in Section 6.c. above, the Company may terminate this Agreement only upon giving three (3) months' prior written notice. During such three (3) month period preceding termination, the Executive will have all substantial rights and shall be entitled to the same access and privileges to Company property as he was preceding the notice of termination, and the Company shall continue to provide all Compensation and Benefits under Section 5 of this Agreement to the Executive. The Company shall also be obligated to pay to the Executive such amount of Bonus equal to the amount received for the prior year or if no prior bonus an amount equal to $150,000, as well as all earned but unpaid bonuses from previous years.

                  ii. The Executive will continue to receive all Compensation and Benefits under Section 5 of this Agreement for a period of three
         (3) years following termination. The Executive shall continue to



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         receive Salary at the same rate and in the same form and manner as that in the year of termination. The Executive shall continue to receive all Benefits in the same form and manner as that in the year of termination.

                  iii. The Executive, at his option, may require the Company to make a lump sum payment at the time of termination of (a) all or a portion of his entitled Compensation based on this Section 6.d, (b) all or a portion of his entitled Benefits based on this Section 6.d, or (c) any combination thereof.

                  iv. The foregoing notwithstanding, the Executive's employment may not be terminated by the Company for any reason other than pursuant to Section 6.a, Section 6.b and/or Section 6.c during the first three
         (3) years of this Agreement.

                  v. The Company shall, upon demand, pay or reimburse Executive for all legal fees and expenses of the Executive incurred as a result of such Termination (including all such fees and expenses, if any, incurred in contesting or disputing any such Termination, in seeking to obtain or enforce any right or benefit provided by this Agreement, or in interpreting this Agreement).

                  vi. The Executive shall be under no obligation to seek other employment and there shall be no offset against any amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that the Executive may obtain (any amounts due under this Agreement are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty).

                  vii. Unless the Executive is Terminated for Cause, Death or Disability, the Company shall maintain in full force and effect, for the Executive's continued benefit for a period to extend three (3) years from the date of termination, all active and retirement Insurance Benefits and other benefit programs or arrangements in which he was entitled to participate immediately prior to the termination provided that continued participation is possible under the general terms and provisions of such plans and programs. In the event that participation in any such plan or program is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those which he is entitled to receive under such plans and programs.

                  viii. Unless the Executive is Terminated for Cause which is not contested by the Executive, the Company shall allow the Executive at Company expense, to continue to utilize the services of the Company's certified public accountants, and/or another accountant or attorney (including fees and expenses through all appeals) of his choice for assistance in enforcing this Agreement and preparation of his tax returns for the year following termination of employment. The Company hereby waives any potential conflict as a result of such representation.

         e. Voluntary Termination. In the event the Executive terminates the Executive's employment on the Executive's own volition (except as provided in Section 6.f and/or Section 6.g) prior to the expiration of the Term of this



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Agreement, such termination shall constitute a Voluntary Termination. The
Company shall also be obligated to pay to the Executive all earned but unpaid bonuses from past years performance.

         f. Constructive Termination of Employment. If the Executive so elects, a Termination by the Company Other than for Cause, Death or Disability under
Section 6.d shall be deemed to have occurred upon the occurrence of one or more of the following events without the express written consent of the Executive:

                  i. a significant change in the nature or scope of the authorities, powers, functions, duties or responsibilities attached to Executive's position as described in Section 3;

                  ii. five percent (5%) reduction in the Executive's base salary;

                  iii. a material breach of the Agreement by the Company;

                  iv. a material reduction of the Executive's benefits under any Executive benefit plan, program or arrangement (for Executive individually or as part of a group) of the Company as then in effect or as in effect on the Effective Date of the Agreement, which reduction shall not be effectuated for similarly situated Executives of the Company;

                  v. by a successor company to assume the obligations under the Agreement; or

                  vi. a change in the Executive principal office to a location outside the Broward County, Florida area.

         Anything herein to the contrary notwithstanding, the Executive shall give written notice to the Board of Directors of the Company that the Executive believes an event has occurred which would result in a Constructive Termination of the Executive's employment under this Section 6.f, which written notice shall specify the particular act or acts, on the basis of which the Executive intends to so terminate the Executive's employment, and the Company shall then be given the opportunity, within fifteen (15) days of its receipt of such notice to cure said event, provided, however, there shall be no time period permitted to cure a second or subsequent occurrence under this Section 6.f (whether such second occurrence be of the same or a different event specified in subsections (i) through (vi) above).

         g. Termination Following a Change of Control.

                  i. In the event that a "Change in Control" or an "Attempted Change in Control" as hereinafter defined, of the Company shall occur at any time during the Term hereof, the Executive shall have the right to terminate the Executive's employment under this Agreement upon thirty (30) days written notice given at any time within one year after the occurrence of such event, and such Termination of the Executive's employment with the Company pursuant to this Section 6.g.i, then, in any such event, such Termination shall be deemed to be a Termination by



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         the Company Other than for Cause, Death or Disability and the Executive shall be entitled to such Compensation and Benefits as set forth in Subsection 6.d of this Agreement.

                  ii. For purposes of this Agreement, a "Change in Control" of the Company shall mean a change in control (A) as set forth in Section 280G of the Internal Revenue Code or (B) of a nature that would be required to be reported in response to Item 1 of the current report on Form 8K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred at such time as:

                           (A) any "person", other than the Executive, (as such
                  term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's outstanding securities then having the right to vote at elections of directors; or,

                           (B) the individuals who at the effective date of the
                  Agreement constitute the Board of Directors cease for any reason to constitute a majority thereof unless the election, or nomination for election, of each new director was approved by a vote of at least two thirds of the directors then in office who were directors at the commencement of the Agreement; or

                           (C) there is a failure to elect such number of
                  directors as would constitute a majority of the Board of Directors candidates nominated by the Company to the Board of Directors; or

                           (D) the business of the Company for which the
                  Executive's services are principally performed is disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary of the Company) or otherwise.

         Anything herein to the contrary notwithstanding, this Section 6.g.ii will not apply where the Executive gives his explicit written waiver stating that for the purposes of this Section 6.g.ii a Change in Control shall not be deemed to have occurred. The Executive's participation in any negotiations or other matters in relation to a Change in Control shall in no way constitute such a waiver which can only be given by an explicit written waiver as provided in the preceding sentence.

         An "Attempted Change in Control" shall be deemed to have occurred if any substantial attempt, accompanied by significant work efforts and expenditures of money, is made to accomplish a Change in Control, as described in subparagraphs (A), (B), (C) or (D) above whether or not such attempt is made



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with the approval of a majority of the then current members of the Board of
Directors.

                  iii. In the event that, within twelve (12) months of any Change in Control of the Company or any Attempted Change in Control of the Company, the Company terminates the employment of the Executive under this Agreement, for any reason other than for Cause as defined in
         Section 6.c, or the Executive's employment is constructively terminated as defined in Section 6.g.iv, then, in any such event, such Termination shall be deemed to be a Termination by the Company Other than for Cause, Death or Disability and the Executive shall be entitled to such Compensation and Benefits as set forth in Subsection 6.d of this Agreement.

                  iv. For purposes of this Section 6.g, the Executive's employment shall be deemed constructively terminated in the event one or more of the following events occurs without the express written consent of the Executive:

                           (A) Significant change in the nature or scope of the
                  authorities, powers, functions, duties or responsibilities attached to Executive's position as described in Section 3; or

                           (B) A five percent (5%) reduction in the Executive's
                  salary below the salary in effect immediately prior to such reduction or a reduction in the target bonus participation under Section 5.d as a percentage of salary; or

                           (C) Material breach of the Agreement by the Company;
                  or

                           (D) Material reduction of the Executive's benefits
                  under any Executive benefit plan, program or arrangement (for Executive individually or as part of a group) of the Company as then in effect or as in effect on the effective date or the Agreement, which reduction shall not be effectuated for similarly situated Executives of the Company; or

                           (E) Failure by a successor company to assume the
                  obligations under the Agreement; or

                           (F) Change in the Executive's principal office to a
                  location outside the Broward County, Florida.

                  v. Anything in this Section 6.g to the contrary notwithstanding, in no event will any action or non-action by the Executive at any time prior to the first anniversary date of the applicable Change in Control or Attempted Change in Control (including any action or non-action prior to the effective date of this Agreement) be deemed consent to any of the events described in this Section 6.g.

                  vi. Anything herein to the contrary notwithstanding, in the event the circumstances giving rise to an Attempted Change in Control are included in those circumstances giving rise to an actual Change in



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         Control the twelve (12) month period under this Section 6 will be deemed to have recommenced on the date the actual Change in Control occurred.

                  vii. If Executive, as a result of a Change in Control as defined herein, shall incur any legal expenses as a result of such Change in Control, the Executive shall be entitled to recover all reasonable attorney's fees incurred by Executive.

         7. Covenant Not to Compete and Non-Disclosure of Information.

         a. Covenant Not to Compete. The Executive acknowledges and recognizes the highly competitive nature of the Company's business and the goodwill, continued patronage, and specifically the names and addresses of the Company's Clients (as hereinafter defined) constitute a substantial asset of the Company having been acquired through considerable time, money and effort. Accordingly, in consideration of the execution of this Agreement, the Executive agrees to the following:

                  i. That until a termination occurs for any reason under this Agreement and for a one year period thereafter (as herein defined) and within the Restricted Area (as hereinafter defined), the Executive will not, individually or in conjunction with others, directly or indirectly, engage in any Business Activities (as hereinafter defined), whether as an officer, director, proprietor, employer, partner, independent contractor, investor (other than as a holder solely as an investment of less than 1% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise.

                  ii. That until a termination occurs for any reason under this Agreement and for a one year period thereafter, and within the Restricted Area, the Executive will not, directly or indirectly, compete with the Company by soliciting, inducing or influencing any of the Company's clients which have a business relationship with the Company at the time during the Restricted Period to discontinue or reduce the extent of such relationship with the Company.

                  iii. That until a termination occurs for any reason under this Agreement and for a one year period thereafter, and within the Restricted Area, the Executive will not (A) directly or indirectly recruit, solicit or otherwise influence any Executive or agent of the Company to discontinue such employment or agency relationship with the Company, or (B) employ or seek to employ, or cause or permit any business which competes directly or indirectly with the Business Activities of the Company (the "Competitive Business") to employ or seek to employ for any Competitive Business any person who is then (or was at any time within six (6) months prior to the date Executive or the Competitive Business employs or seeks to employ such person) employed by the Company.

                  iv. That until a termination occurs for any reason under this Agreement and for a one year period thereafter, the Executive will not interfere with, or disrupt or attempt to disrupt any past, present or



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         prospective relationship, contractual or otherwise, between the Company and any customer, Executive or agent of the Company.

                  v. In the event that a termination occurs "without cause" or for disability by the Company under this Agreement, this Section 7.a and all references thereto shall be inapplicable as to the Executive and the Company.

         b. Non-Disclosure of Information. The Executive acknowledges that the Company's trade secrets, private or secret processes, methods and ideas, as they exist from time to time, customer lists and information concerning the Company's products, services, training methods, development, technical information, marketing activities and procedures, credit and financial data concerning the Company and/or the Company's Clients, and (the "Proprietary Information") are valuable, special and unique assets of the Company, access to and knowledge of which are essential to the performance of the Executive hereunder. In light of the highly competitive nature of the industry in which the Company's business is conducted, the Executive agrees that all Proprietary Information, heretofore or in the future obtained by the Executive as a result of the Executive's association with the Company shall be considered confidential.

         In recognition of this fact, the Executive agrees that until a termination occurs for any reason under this Agreement, the Executive will not use or disclose any of such Proprietary Information for the Executive's own purposes or for the benefit of any person or other entity or organization (except the Company) under any circumstances unless: (i) such Proprietary Information has been publicly disclosed generally; (ii) upon written advice of legal counsel reasonably satisfactory to the Company; (iii) the Executive is legally required to disclose such Proprietary Information; or (iv) unless such documentation is necessary in order for the Executive to obtain investment or tax advice.

         c. Company's Clients. The "Company's Clients" shall be deemed to be any persons, partnerships, corporations, professional associations or other organizations for whom the Company has performed Business Activities.

         d. Restricted Area. The Restricted Area shall be deemed to mean any county of any state in which the Company is providing service at the time of a termination under this Agreement.

         e. Business Activities. "Business Activities" shall be deemed to include retail travel services.

         8. Indemnification. As an employee, officer and director of the Company, the Executive shall be indemnified against and the Company shall use its best efforts to maintain director and officer insurance in amounts not less than $2,000,000 for all liabilities, damages, fines, costs and expenses to the fullest extent to which employees, officers and directors of a corporation organized under the laws of the state of Florida may be indemnified. The





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Executive shall continue to be covered by the Articles of Incorporation and/or the Bylaws of the Company with respect to matters occurring on or prior to the date of termination of the Executive's employment with the Company, subject to all the provisions of Florida and Federal law and the Articles of Incorporation and Bylaws of the Company then in effect. Such reasonable expenses, including attorneys' fees, that may be covered by the Articles of Incorporation and/or Bylaws of the Company shall be paid by the Company on a current basis in accordance with such provision, the Company's Articles of Incorporation and Florida law.

         9. Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or the Executive's estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, the Company may accept other arrangements pursuant to which it is satisfied that such tax and other payroll obligations will be satisfied in a manner complying with applicable law or regulation.

         10. Notices. Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested; by overnight delivery; by courier; or by confirmed telecopy, in the case of the Executive to the Executive's last place of business or residence as shown on the records of the Company, or in the case of the Company to its principal office as set forth in the first paragraph of this Agreement, or at such other place as it may designate.

         11. Certain Tax Matters. The Company shall indemnify and hold the Executive harmless from and against (i) the imposition of excise tax (the "Excise Tax") under Section 4999 of the Internal Revenue Code of 1986, as amended (or any successor provision thereto, the "Code"), on any payment made under this Agreement (including any payment made under this paragraph) and any interest, penalties and additions to tax imposed in connection therewith, and
(ii) any federal, state or local income tax imposed on any payment made pursuant to this paragraph. The Executive shall not take the position on any tax return or other filing that any payment made under this Agreement is subject to the Excise Tax, unless, in the opinion of independent tax counsel reasonably acceptable to the Company, there is no reasonable basis for taking the position that any such payment is not subject to the Excise Tax under U.S. tax law then in effect. If the Internal Revenue Service makes a claim that any payment or portion thereof is subject to the Excise Tax, at the Company's election, and the Company's direction and expense, the Executive shall contest such claim; provided, however, that the Company shall advance to the Executive the costs and expenses of such contest, as incurred. For the purpose of determining the amount of any payment under clause (ii) of the first sentence of this paragraph, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals in the calendar year in which such indemnity payment is to be made and state and local income taxes at the highest marginal rates of taxation applicable to individuals as are in effect in the jurisdiction in which the Executive is resident, net of the






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
reduction in federal income taxes that is obtained from deduction of such state and local taxes.

         12. Waiver. Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provisions hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

         13. Completeness and Modification. This Agreement constitutes the entire understanding between the parties hereto superseding all prior and contemporaneous agreements or understandings among the parties hereto concerning the Employment Agreement. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties or, in the case of a waiver, by the party to be charged.

         14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one agreement.

         15. Binding Effect/Assignment. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement shall not be assignable by the Executive but shall be assignable by the Company in connection with the sale, transfer or other disposition of its business or to any of the Company's affiliates controlled by or under common control with the Company.

         16. Governing Law Venue. This Agreement shall become valid when executed and accepted by Company. The parties agree that it shall be deemed made and entered into in the State of Florida and shall be governed and construed under and in accordance with the laws of the State of Florida. Any action or dispute concerning this Agreement shall be brought in the appropriate court in Broward County, Florida. Anything in this Agreement to the contrary notwithstanding, the Executive shall conduct the Executive's business in a lawful manner and faithfully comply with applicable laws or regulations of the state, city or other political subdivision in which the Executive is located.

         17. Further Assurances. All parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.

         18. Headings. The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

         19. Survival. Any termination of this Agreement shall not, however, affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

         20. Severability. The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

         21. Enforcement. Should it become necessary for any party to institute or defend any action whatsoever in order to enforce the terms and conditions of this Agreement, the Executive shall be awarded all reasonable costs and fees incurred as a result of such action.

         22. Construction. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

THE EXECUTIVE ACKNOWLEDGES THAT THE EXECUTIVE HAS READ ALL OF THE TERMS OF THIS AGREEMENT, UNDERSTANDS THE AGREEMENT, AND AGREES TO ABIDE BY ITS TERMS AND CONDITIONS.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of date set forth in the first paragraph of this Agreement.

                                          THE COMPANY:

                                          ONLINE VACATION CENTER HOLDINGS CORP.


                                          By:/S/EDWARD B. RUDNER
                                             -----------------------
                                             Edward B. Rudner, President
                                             and Chief Executive Officer


                                          THE EXECUTIVE:


                                          /S/EDWARD B. RUDNER
                                          --------------------------
                                          Edward B. Rudner









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